SUBSIDIARIES OF PRAXAIR, INC.
Praxair, Inc. and Subsidiaries
EXHIBIT 21.01

The following is a list of the Company's subsidiaries, including unconsolidated affiliates, as of December 31, 2013.

Place of Incorporation

Acetylene Oxygen Company	Texas
AMKO Service Company	Ohio
Andaluza de Gases S.A.	Spain
Antwerpse Chemische Bedrijven (LCB) N. V.	Belgium
ArcMaster Supply, Inc.	Texas
Argon (Isotank) Limited	Scotland
Beijing Praxair Huashi Carbon Dioxide Co., Ltd.	China
Beijing Praxair, Inc.	China
Carbonorte S.L.	Spain
Coatec Gesellschaft für Oberflächenveredelung mbH	Germany
Consultora Rynuter S.A.	Uruguay
Dablioeme Participacoes Ltda	Brazil
Distribuciones Invegas SCA	Venezuela
Dominion Gas Asia Pacific Pte Limited	Singapore
Dominion Gas Asia Pte Limited	Singapore
Dominion Oilfield Services Limited	Scotland
Dominion Oilfield Services Limited	Ghana
Dominion Technology Gases Holdings Limited	Scotland
Dominion Technology Gases Investment Limited	Scotland
Dominion Technology Gases Limited	Scotland
Domolife S.r.l.	Italy
Dryce S.r.l.	Italy
Ferrygas, S.A.	Spain
Gama Gases Especials Ltda.	Brazil
Gases de Ensenada S.A.	Argentina
Gases Tachira S.A.	Venezuela
General Medical S.r.l.	Italy
Global Gas Supplies (Aberdeen) Limited	Scotland
Global Gas Supplies Limited	Scotland
GNC Matco Compressco de Gus Natural Ltda.	Brazil
GNL Gemini Comercializacao e Logistica de Gas Ltda.	Brazil
Grenslandgas G.m.b.H.	Germany
Helium Centre Pte. Ltd.	Singapore
Iberica del Carbonico S.A. (Ibercasa)	Spain
Industria Paraguaya de Gases S.r l	Paraguay
Industria Venezoelana de Gas INVEGAS, S.C.A.	Venezuela
Jindal Praxair Oxygen Company Private Limited	India
Joint Stock Company “Volgograd Oxygen Plant”	Russia
Kelvin Finance Company Limited	Ireland
Kirk Welding Supply Inc.	Missouri
Kosmoid Finance	Ireland
Kunshan Praxair Co., Ltd.	China

Limited Liability Company Argon Service	Russia
Limited Liability Company Praxair Azot Togliatti	Russia
Limited Liability Company Praxair Titanium Valley	Russia
Limited Liability Company Praxair Rus	Russia
Limited Liability Company Praxair Volgograd	Russia
Liquid Carbonic Corporation	Delaware
Liquid Carbonic del Paraguay S.A.	Paraguay
Liquid Carbonic of Oklahoma, Inc.	Oklahoma
Liquido Carbonico Colombiana S.A.	Colombia
Liquidos Cryogenicos Panamenos, S.A.	Panama
Madison Gas LLC	Delaware
Malaysian Industrial Gas Company Sdn. Bhd.	Malaysia
Mills Welding & Speciality Gases, Inc.	New York
Nanjing Praxair Nanlian Industrial Gases Co., Ltd.	China
Nitraco N.V.	Belgium
Nitropet, S.A. de C.V.	Mexico
NuCO2 Inc.	Delaware
NuCO2 Management LLC	Delaware
NuCO2 LLC	Delaware
NuCO2 Supply LLC	Delaware
Nuova Pescarito S.r.l.	Italy
Oklahoma CO2 Partnership	Oklahoma
Old Danford S.A.	Uruguay
OOO Volzhsky Azot	Russia
Oxigeno del Norte S.A.	Spain
Oxigenos de Colombia Ltda.	Colombia
Oximesa S.L.	Spain
Oxygene Industriel Girardin, Inc.	Canada
Pittsburg Production, LLC	Delaware
PortaGas, Inc.	California
Praxair & M.I. Services, S.r.l.	Italy
Praxair (Anhui) Industrial Gases Co., Ltd.	China
Praxair (Beijing) Industrial Gases Co., Ltd.	China
Praxair (Beijing) Semiconductor Gases Co., Ltd.	China
Praxair (China) Investment Co., Ltd.	China
Praxair (Guangzhou) Industrial Gases Co., Ltd.	China
Praxair (Hainan) Indusrial Gases Co., Ltd.	China
Praxair (Hefei) Industrial Gases Co., Ltd.	China
Praxair (Huizhou) Industrial Gases Limited	China
Praxair (Jiaxing) Industrial Gases Co., Ltd.	China
Praxair (Jining) Industrial Gases Co., Ltd.	China
Praxair (Nanjing) Carbon Dioxide Co., Ltd.	China
Praxair (Shanghai) Co., Ltd.	China
Praxair (Shanghai) Industrial Gases Co., Ltd.	China
Praxair (Shanghai) Semiconductor Gases Co., Ltd.	China
Praxair (Thailand) Company Limited	Thailand
Praxair (Wuhan), Inc.	China
Praxair (Yangzhou) Application Technology Co., Ltd.	China
Praxair (Yangzhou) Industrial Gases Co., Ltd.	China
Praxair (Zhengjing) Industrial Gas Co. Ltd.	China

Praxair Alberta Ltd.	Alberta
Praxair Anlagebau GmbH	Germany
Praxair Argentina S.R.L.	Argentina
Praxair Asia, Inc.	Delaware
Praxair Bahrain B.S.C.	Kingdom of Bahrain
Praxair B.V.	Netherlands
Praxair Bolivia Srl	Luxembourg
Praxair Canada Inc.	Canada
Praxair Carbondioxide Private Limited	India
Praxair Chemax Semiconductor Materials Co. Ltd.	Taiwan
Praxair Chile Ltda.	Chile
Praxair Colonia Limitada	Uruguay
Praxair Consultoria y Administracion S de RL de CV	Mexico
Praxair Costa Rica, S.A.	Costa Rica
Praxair Deutschland GmbH	Germany
Praxair Deutschland Holding GmbH & Co. KG	Germany
Praxair Distribution Mid-Atlantic, LLC	Delaware
Praxair Distribution Southeast, LLC	Delaware
Praxair Distribution, Inc.	Delaware
Praxair do Brasil Ltda.	Brazil
Praxair E-Services Private Limited	India
Praxair Employees Association of Danbury, Inc.	Connecticut
Praxair Energy Resources, Inc.	Delaware
Praxair Espana, S.L.	Spain
Praxair Euroholding, S.L.U.	Spain
Praxair Fray Bentos S.C.A.	Uruguay
Praxair Gases Industriales Ltda	Colombia
Praxair Gulf Industrial Gases LLC	Abu Dhabi
Praxair Holding Latinoamerica (Sarl)	Luxembourg
Praxair Holdings International, Inc.	Delaware
Praxair Huayi (Chongqing) Industrial Gases Co. Ltd.	China
Praxair Hydrogen Supply, Inc.	Delaware
Praxair India Private Limited	India
Praxair International BV	Netherlands
Praxair International Finance	Ireland
Praxair Investments B.V.	Netherlands
Praxair K.K.	Japan
Praxair Korea Company, Limited	Korea
Praxair Latin America Holdings LLC	Delaware
Praxair Luxembourg S.a.r.L.	Luxembourg
Praxair Meishan (Nanjin) Industrial Gases Co., Ltd.	China
Praxair Mexico, S. de R.L. de C.V.	Mexico
Praxair Middle East Holding Company	Delaware
Praxair MRC S.A.S.	France
Praxair N.V.	Belgium
Praxair Offshore Services Ltd.	United Kingdom
Praxair Pacific Ltd.	Mauritius
Praxair Partnership	Delaware
Praxair PC Partnership	Canada
Praxair Peru S.R.L.	Peru

Praxair PHP S.A.S.	France
Praxair Plainfield, Inc.	Delaware
Praxair Portugal Gases S.A.	Portugal
Praxair Puerto Rico B. V.	Netherlands
Praxair Puerto Rico LLC	Delaware
Praxair Qingdao Industrial Gases Co., Ltd.	China
Praxair Republica Dominicana, SRL	Dominican Republic
Praxair Samara LLC	Russia
Praxair S.A.S.	France
Praxair S.r.l.	Italy
Praxair S.T. Technology, Inc.	Delaware
Praxair Services (UK) Limited	United Kingdom
Praxair Services Canada Inc.	Ontario
Praxair Services, Inc.	Texas
Praxair Shanghai Meishan Inc.	China
Praxair Shaogang Co., Ltd.	China
Praxair Sp. Zo. o.	Poland
Praxair Surface Technologies (Changzhou) Co. Ltd.	China
Praxair Surface Technologies (Europe) S.A.	Switzerland
Praxair Surface Technologies Co., Ltd.	Korea
Praxair Surface Technologies do Brasil Ltda.	Brazil
Praxair Surface Technologies G.m.b.H.	Germany
Praxair Surface Technologies K.K.	Japan
Praxair Surface Technologies Limited	United Kingdom
Praxair Surface Technologies Pte. Ltd.	Singapore
Praxair Surface Technologies S.A.S.	France
Praxair Surface Technologies, Inc.	Delaware
Praxair Switzerland GmbH	Switzerland
Praxair Technology, Inc.	Delaware
Praxair Uruguay Ltda.	Uruguay
Praxair Vertwaltungs GmbH	Germany
Production Praxair Canada Inc.	Canada
Productos Especiales Quimicos, S.A. de C.V.	Mexico
Quality Welding Supply Corp.	New York
Recuperadora Integral de Nitrogeno SAPI	Mexico
Rivoira Gas S.r.l.	Italy
Rivoira Operations S.r.l.	Italy
Rivoira Pharma S.r.l.	Italy
Rivoira Refrigerants S.r.l.	Italy
Rivoira S.p.A.	Italy
Rivoira Siad Servizi S. Con S.A.R.L.	Italy
Sauerstoff und Stickstoffrohrleitungs	Germany
Sermatech International Canada Corp.	Delaware
Sermatech International Canada GP LLC	Delaware
Sermatech International UK Limited	United Kingdom
Sermatech Korea Ltd.	Korea
Sermatech Power Solutions L.P.	New Brunswick
Shanghai Chemical Industry Park Industrial Gases Co., Ltd.	China
Shanghai Praxair-Yidian Inc.	China
Sinopal Pte. Ltd.	Singapore

Sociedade Portuguesa de Oxigenio Ltda.	Portugal
Specialty Gases of America, Inc.	Ohio
Sure/Arc Welding Supply (1977) Ltd.	Canada
TAFA Incorporated	Delaware
T & P Syngas Supply Company	Texas
Technical Gas S.A.	Venezuela
Texas Welders Supply Company, Inc.	Texas
Thai Carbonic Company, Ltd.	Thailand
Tianjin Praxair, Inc.	China
Tongling Praxair Co., Ltd.	China
Topaz Consultora S.A.	Uruguay
Vision Energy Group LLC	Oklahoma
Welco-CGI Gas Technologies, LLC	Delaware
Weld World, Inc.	Maryland
Wellnight Services	Texas
Westair Cryogenics Company	Delaware
Westair Cryogenics Holding Company	Delaware
Westair Gas and Equipment, L.P.	Texas
White Martins e White Martins Comercio e Servicos SARL	Luxembourg
White Martins Gases Industriais do Nordeste S.A.	Brazil
White Martins Gases Industriais do Norte S.A.	Brazil
White Martins Gases Industriais Ltda.	Brazil
White Martins Participacoes Ltda.	Brazil
White Martins Pecem Gases Inudstriais Ltda	Brazil
White Martins Solucoes Ambientais Ltda	Brazil
White Martins Steel Gases Industrials Ltda.	Brazil
WM Steel Gases Industriais Ltda.	Brazil
WM Transporte de Gases Ltda	Brazil
Yara Praxair AB	Sweden
Yara Praxair A/S	Denmark
Yara Praxair AS	Norway
Yara Praxair Holding AS	Norway